EXHIBIT 99.1

ASANTE LOGO


                                                                   Press Release
                             FOR RELEASE Thursday, March 3, 2005, at 1:00 PM PST

                  ASANTE TO BE ACQUIRED BY TECHNOCONCEPTS, INC.

San Jose, California, March 3, 2005 - Asante Technologies, Inc. (OTCPK: ASNT), a leading provider of networking solutions for the small-medium business (SMB) market, today announced that it has signed a definitive agreement for its business to be acquired by TechnoConcepts, Inc. (OTCBB: TCPS). TechnoConcpets is the developer of a patented wireless technology that enables full inter-communication among devices, regardless of frequency or protocol.

Under the terms of the agreement, TechnoConcepts will pay $5 million in restricted stock for Asante. An additional $3 million of restricted stock will be issued if earnings projections over the next two years are achieved. The Board of Directors of both companies has approved the transaction. The acquisition, which is subject to completion of customary terms and conditions, as well as shareholder and lien holder approval, is expected to close on or about March 30, 2005.

Jeff Lin, Asante's Chairman and CEO commented: "TechnoConcepts has demonstrated to us that they have a vision for the future and one that fits with our own philosophy. We look forward to mutual growth in the future."

Antonio Turgeon, CEO of TechnoConcepts, Inc. said: "This acquisition is the first step in our strategy to become a major entity in the wireless communications space. In addition to our own unique technology, we believe that there are a number of other companies that provide equally exciting products and technologies, that, when grouped together, can create an exceptionally strong corporate entity. Asante is one such company."

About TechnoConcepts

TechnoConcepts, Inc. has developed a technology that enables competing wireless standards to understand each other by incorporating a transmitter/receiver (transceiver) based on a computer chip with TechnoConcepts' revolutionary True Software Radio (TSR) technology to process signals received from the antennae of wireless devices. With this technology, cell phone users will be able to enjoy seamless roaming anywhere in the world - police and fire departments will be able to talk to each other regardless of their radio systems - and military forces from various countries will be able to communicate with each other directly. TSR is a cost-effective technology that can allow for direct device-to-device communication. The company is working with a number of major wireless communications companies for the use of its technology in military, consumer and industrial applications. More information is available at http://www.technoconcepts.com.

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About Asante

Asante (http://www.asante.com/), based in San Jose, CA, is a leading provider of networking solutions for the small-medium business (SMB) market. Asante designs, markets, and sells a full line of networking solutions that provides high-performance, reliable, and value-based solutions. The company's IntraCore and FriendlyNET(R) product families offer a full breadth of products - from the edge to the core of networks that integrate voice, data and video over wireless and wired networks with unified management and authentication.

The material contained in this press release may be deemed to contain forward-looking statements, which are subject to the save harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of the Company that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from the actual future events or results. Readers are urged to read the documents filed by the Company with the SEC, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.


PR Contact:                                          IR Contact:
Karen Richardson                                     Raj Matthew
Marcom Manager                                       CFO
Asante Technologies, Inc.                            408-435-8401 x233
408-435-8401 x351                                    Asante Technologies, Inc.
krichard@asante.com                                  rmatthew@asante.com

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Asante,   FriendlyNET,   and  IntraCore  are  registered  trademarks  of  Asante
Technologies, Inc. All other names may be trademarks or registered trademarks of their respective owners.